Exhibit 99.1

DigitalGlobe Reports Fourth Quarter and Full Year 2011 Results

Fourth Quarter Revenue Increases 17% to $97.7 Million Driven by Broad-based Growth

Company Reports Continued Strong Execution Against EnhancedView Contract

Longmont, Colorado, February 29, 2012 – DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of commercial high-resolution earth imagery products and services, today reported financial results for the fourth quarter and year ended December 31, 2011.

Fourth quarter 2011 revenue was $97.7 million, up 17% compared with the same period last year. Included in fourth quarter revenue is $6.4 million of amortized revenue related to NextView, the predecessor to the EnhancedView contract with the National Geospatial-Intelligence Agency (NGA). Not included in fourth quarter revenue is $20.3 million of deferrals related to the service level agreement (SLA) portion of EnhancedView. Full-year 2011 revenue was $339.5 million, up 5% compared with 2010. Included in full-year revenue is $25.5 million of amortized revenue related to NextView. Not included in full-year revenue is $93.1 million of deferrals related to the EnhancedView SLA.

“We finished the year with a strong fourth quarter, driven by solid growth in both our commercial and defense and intelligence segments,” said Jeffrey R. Tarr, President and Chief Executive Officer. “Our continued growth is the result of consistently superior operating performance and capability. We believe our satellite capacity represents a substantial majority of the total commercial capacity provided to the NGA under the EnhancedView program, and that we have firmly established DigitalGlobe as the clear performance leader.

“We believe that a more restrictive government funding environment, while not desirable, will serve to highlight our competitive advantages,” Tarr added. “Our superior satellite constellation and other capabilities are critical to a wide range of customers and as a result, we expect revenue growth in 2012 to outpace our performance in 2011.”

On a GAAP basis, the company reported a fourth quarter 2011 net loss of $27.0 million, or $(0.58) per diluted share, compared with net income of $0.6 million, or $0.01 earnings per diluted share, for the same period last year. The current quarter’s results include a non-recurring, pre-tax charge of $51.8 million or $0.68 per share related to the early retirement of debt and associated financing expenses. During the quarter, the company successfully refinanced its debt, entering into a senior secured credit agreement that provides for a $500 million term loan facility and a $100 million revolving credit facility. The company used these funds to repay the principal and premium related to its 10.5% Senior Secured Notes, 100% of which were redeemed and which have been retired. The revolving credit facility remains undrawn.

In connection with the preparation of the 2011 10-K, certain accounting errors were identified relating to the fiscal year 2010 and the first three quarters of 2011, in the aggregate pre-tax amounts of $2.7 million for 2010 and $2.0 million for the first three quarters of 2011. These errors were related primarily to accounting for equipment sold as part of the direct access program (DAP). While the impact of the errors was not material to any previously issued financial statements, the company elected to revise affected prior period financial statements to facilitate prospective comparisons among reporting periods. The impact of those adjustments are reflected in tables included in the company’s 2011 10-K filing and in supplemental earnings materials that are found on the company’s website at www.digitalglobe.com. As a result of the errors, we identified two material weaknesses in our internal controls. We are actively remediating these weaknesses to ensure accuracy in our financial reporting.

For the full year, the company reported a GAAP net loss of $28.1 million, or $(0.61) per diluted share, compared with net income of $2.5 million, or $0.05 per diluted share for 2010. The 2011 pre-tax impact of the previously mentioned accounting errors was approximately $2.0 million, or $0.02 per share affecting the first three quarters of 2011.

Fourth Quarter Business Highlights

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The company met all of the performance requirements under its EnhancedView contract, resulting in no monetary holdback for the third straight quarter. Additionally, the company completed its infrastructure enhancement critical design review for NGA on schedule.

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Defense & Intelligence segment revenue grew 11% to $70.0 million compared with the prior-year period. Performance was driven by increased revenue related to the EnhancedView SLA and growth of 23% in the DAP business, which contributed $11.7 million in the quarter.

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Commercial segment revenue grew 36% to $27.7 million in the fourth quarter compared with the prior-year period. Results were driven primarily by international civil government customers in China and Russia, as well as a ramp-up of service to its location-based services customers.

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The company’s 12-month backlog increased to $307 million, up 19% year over year, indicative of both broad based growth and of the company’s success in shifting its revenue mix to a more visible recurring model.

2012 Outlook

For the full year, the company expects to report GAAP revenue growth of approximately 10 percent compared with 2011. The company expects to achieve a full-year EBITDA margin of approximately 43% and an adjusted EBITDA margin of approximately 50%. Also for the full year, the Company expects capital expenditures of approximately $200 million.

“We believe that we are distinguishing ourselves as a clear leader,” said Tarr. “We will maintain a sharp customer focus and have set disciplined targets for our financial performance that we consider to be both prudent and reflective of our opportunity. We look forward to the year ahead and expect to make continued, significant improvement to all areas of our business.”

Important factors, including those discussed in the company’s filings with the Securities and Exchange Commission, could cause actual results to differ from the company’s expectations and those differences may be material.

Conference Call Information

DigitalGlobe’s management will host a conference call today at 5 p.m. EST to discuss fourth quarter 2011 results.

The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 921-3936

International dial-in: (706) 679-9623

Passcode: 47280650

A replay of the call will be available through March 30, 2012 at the following numbers:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 47280650

DigitalGlobe will also sponsor a live and archived webcast of the conference call on the Investor Relations portion of its website. Click here to directly access the live webcast.

Supplemental earnings materials are available on the company’s website at www.digitalglobe.com.

About DigitalGlobe

DigitalGlobe is a leading global provider of commercial high-resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense and intelligence, civil agencies, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, Internet portals and navigation technology. With our collection sources and comprehensive ImageLibrary (containing more than one billion square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications. For more information, visit www.digitalglobe.com.

DigitalGlobe is a registered trademark of DigitalGlobe.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein and other of our reports, filings, and public announcements may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,”

“could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward looking statements, including: the loss, reduction or change in terms of any of our primary contracts; the availability of government funding for our products and services both domestically and internationally; changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of congress and the administration, or budgetary cuts resulting from congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011); the loss or impairment of our satellites; delays in the construction and launch of WorldView-3; delays in implementation of planned ground system and infrastructure enhancements; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground system and other infrastructure, decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; our failure to obtain or maintain required regulatory approvals and licenses; changes in U.S. foreign law or regulation that may limit our ability to distribute our imagery products and services; the costs associated with being a public company; and other important factors, all as described more fully in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward looking statements.

Non-GAAP Financial Measures

Adjusted EBITDA is defined as net income or loss adjusted for depreciation and amortization, net interest income or expense, income tax expense (benefit), loss on disposal of assets, restructuring, loss on early extinguishment of debt, loss on derivative instruments, non-cash stock compensation expense, EnhancedView deferred revenue and EnhancedView outstanding invoices not yet paid by NGA, and amortization of pre-FOC payments related to NextView. EnhancedView outstanding invoices not yet paid by NGA represent an irrevocable right to be paid in cash by NGA.

Adjusted EBITDA is not a recognized term under generally accepted accounting principles (GAAP), in the United States and may not be defined similarly by other companies. Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

Adjusted EBITDA is a key measure used in internal operating reports by management and the board of directors to evaluate the performance of our operations and is also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is also a key driver of the company bonus incentive plan. Adjusted EBITDA is a measure of our current period operating performance, excluding charges for capital, depreciation related to prior period capital expenditures and items which are generally non-core in nature, and including EnhancedView deferred revenue and EnhancedView outstanding invoices not yet paid by NGA, and excluding the amortization of pre-FOC payments related to our NextView contract.

We believe that the elimination of material non-cash, non-operating items enables a more consistent measurement of period to period performance of our operations. In addition, we believe that elimination of these items in combination with the addition of the non-refundable EnhancedView deferred revenue and EnhancedView outstanding invoices not yet paid by NGA, as well as amortization of pre-FOC payments related to NextView facilitate comparison of our operating performance to companies in our industry. We believe this Adjusted EBITDA measure is particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite cost significantly less than our WorldView-1 and WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellite.

Adjusted EBITDA excludes interest income, interest expense, income taxes and loss on early extinguishment of debt because these items are associated with our capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. Adjusted EBITDA excludes non-cash stock compensation expense, because these items are non-cash expenses and loss on derivative instrument and disposal of assets because these are not related to our primary operations.

We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on this measure as our only measure of operating performance. Adjusted EBITDA should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2010 Revised	2011	2010 Revised	2011
(in millions, except per share data)
Historical results of operations:
Defense and intelligence revenue	$63.3	$70.0	$252.4	$261.4
Commercial revenue	20.4	27.7	70.1	78.1

Total revenue	83.7	97.7	322.5	339.5
Cost of revenue excluding depreciation and amortization	11.6	17.9	44.2	64.9
Selling, general and administrative	31.2	35.0	112.2	130.2
Depreciation and amortization	29.5	29.6	118.9	117.1

Income from operations	11.4	15.2	47.2	27.3
Loss from early extinguishment of debt	–	(51.8)	–	(51.8)
Other (expense) income, net	(0.1)	–	–	0.2
Interest income (expense), net	(9.2)	(4.0)	(40.4)	(21.7)

Income (loss) before income taxes	2.1	(40.6)	6.8	(46.0)
Income tax (expense) benefit	(1.5)	13.6	(4.3)	17.9

Net income (loss)	$0.6	$(27.0)	$2.5	$(28.1)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.01	$(0.58)	$0.05	$(0.61)
Diluted earnings (loss) per share	$0.01	$(0.58)	$0.05	$(0.61)
Weighted average common shares outstanding
Basic earnings (loss) per share	45.9	46.0	45.7	45.9
Diluted earnings (loss) per share	46.4	46.0	46.1	45.9

DigitalGlobe, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

	Year Ended December 31,
	2007	2008	2009	2010	2011
(in millions, except per share data)				Revised
Net income (loss)	$95.8	$53.8	$47.4	$2.5	$(28.1)
Depreciation and amortization	46.8	75.7	74.4	118.9	117.1
Interest (income) expense, net	(4.1)	3.0	(0.1)	40.4	21.7
Loss on derivative instrument	–	–	1.8	–	–
Loss from early extinguishment of debt	–	–	7.7	–	51.8
Income tax expense (benefit)	(57.9)	38.1	31.0	4.3	(17.9)
Non-cash stock compensation expense	2.6	4.2	7.2	6.6	14.4
EnhancedView deferred revenue	–	–	–	24.8	86.4
EnhancedView outstanding invoices not yet paid by NGA				8.3	6.7
Amortization of pre-FOC payment related to NextView	(3.2)	(25.5)	(25.5)	(25.5)	(25.5)

Adjusted EBITDA	$80.0	$149.3	$143.9	$180.3	$226.6

Adjusted EBITDA is not a recognized term under generally accepted accounting principles (GAAP), in the United States and may not be defined similarly by other companies. Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours.

DigitalGlobe, Inc.

Consolidated Balance Sheets

	As of December 31,
	2010 Revised	2011
(in millions)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$179.3	$198.5
Restricted cash	6.7	7.7
Accounts receivable, net of allowance for doubtful accounts of $1.0 and $3.6, respectively	45.3	50.7
Prepaid and current assets	21.4	19.6
Deferred taxes	62.7	65.1

Total current assets	315.4	341.6
Property and equipment, net of accumulated depreciation of $478.2 and $563.9, respectively	878.6	1,019.8
Goodwill	8.7	8.7
Intangibles, net of accumulated amortization of $8.9 and $7.4, respectively	0.3	–
Aerial image library, net of accumulated amortization of $21.1 and $25.1, respectively	1.9	13.0
Long-term restricted cash	13.6	9.8
Long-term deferred contract costs	42.4	44.7
Other assets, net	7.2	14.0

Total assets	$1,268.1	$1,451.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$15.0	$19.7
Accrued interest	6.2	0.2
Current note payable	–	5.0
Other accrued liabilities	27.2	37.5
Current portion of deferred revenue	39.1	36.6

Total current liabilities	87.5	99.0
Long-term accrued liability	8.7	1.4
Deferred revenue	246.7	319.3
Deferred lease incentive	4.6	3.3
Long-term debt, net of discount	346.1	481.6
Long-term deferred tax liability, net	75.6	59.6

Total liabilities	$769.2	$964.2

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 24,000,000 shares authorized; no shares issued and outstanding at December 31, 2010 and December 31, 2011	–	–
Common stock; $0.001 par value; 250,000,000 shares authorized; 46,029,652 shares issued and outstanding at December 31, 2010 and 46,320,471 shares issued and outstanding at December 31, 2011	0.2	0.2
Treasury stock, at cost; 44,039 shares at December 31, 2010 and 66,175 shares at December 31, 2011	(0.7)	(1.2)
Additional paid-in capital	512.9	530.0
Accumulated deficit	(13.5)	(41.6)

Total stockholders’ equity	498.9	487.4

Total liabilities and stockholders’ equity	$1,268.1	$1,451.6

DigitalGlobe, Inc.

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2009	2010 Revised	2011
(in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$47.4	$2.5	$(28.1)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	74.4	118.9	117.1
EnhancedView deferred revenue	–	24.8	94.6
Recognition of pre-FOC payments	(25.5)	(25.5)	(25.5)
Amortization of aerial image library, deferred contract costs and lease incentive	5.3	8.7	10.2
Non-cash stock compensation expense	7.2	6.6	14.4
Amortization of debt issuance costs	–	4.4	4.4
Write off of debt financing fees	5.3	–	12.0
Gain on Sale of Asset	–	–	(0.5)
Deferred income taxes	33.6	3.3	(18.5)
Changes in working capital, net of investing activities:
Accounts receivable, net	(2.6)	4.3	(5.4)
Accounts receivable from related party	(0.3)	–	–
Income tax receivable	(3.9)	3.9	–
Prepaids and other assets	(12.4)	(3.9)	(14.7)
Accounts payable	1.5	(1.8)	5.5
Accounts payable and accrued liabilities to related parties	3.5	–	–
Accrued liabilities	(5.0)	14.3	(4.2)
Deferred contract costs from related party	(15.3)	–	–
Deferred contract costs	–	(18.0)	(9.0)
Deferred revenue	28.0	10.6	4.5
Deferred revenue related party	2.1	–	–
Deferred lease incentive	–	0.2	–
Payment of Senior Secured Note discount	–	–	(13.2)
Premium payment on senior secured notes	–		(0.8)

Net cash flows provided by operating activities	143.3	153.3	142.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(155.9)	(74.1)	(255.6)
Other property, equipment and intangible additions	(10.9)	(10.6)	(6.6)
Decrease (increase) in restricted cash	(21.5)	3.8	2.7
Settlements from derivative instrument	(2.8)	–	–

Net cash flows used in investing activities	(191.1)	(80.9)	(259.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt, net of issuance costs	341.8	–	487.0
Proceeds from initial public offering, net of issuance costs	21.7	(0.3)	–
Repayment of notes	(270.0)	–	(341.8)
Payment of debt issuance cost	(10.9)	–	(11.1)
Repurchase of common stock	(0.5)	–	–
Proceeds from exercise of stock options	1.9	10.2	1.8

Net cash flows provided by financing activities	84.0	9.9	135.9

Net increase (decrease) in cash and cash equivalents	36.2	82.3	19.2
Cash and cash equivalents, beginning of period	60.8	97.0	179.3

Cash and cash equivalents, end of period	$97.0	$179.3	$198.5

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of capitalized amounts of $37.4, $7.7 and $18.6, respectively	$–	$30.2	$23.2
Cash received (paid) for income taxes	$(2.4)	$4.2	$(1.7)
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to non-cash construction in progress accruals, including interest	$9.7	$16.9	$(0.5)

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Contacts

Investor Contact: David Banks (303) 684-4210 ir@digitalglobe.com	Media Contact: Robert Keosheyan (303) 684-4742 rkeoshey@digitalglobe.com

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